Exhibit 99.1

FOR IMMEDIATE RELEASE

July 25, 2017

CONTACT:Steve Filton

Chief Financial Officer

610-768-3300

UNIVERSAL HEALTH SERVICES, INC.

REPORTS 2017 SECOND QUARTER FINANCIAL RESULTS

AND REVISES 2017 FULL YEAR EARNINGS GUIDANCE

Consolidated Results of Operations, As Reported and As Adjusted  – Three-month periods ended June 30, 2017 and 2016:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $185.4 million, or $1.91 per diluted share, during the second quarter of 2017 as compared to $185.6 million, or $1.89 per diluted share, during the comparable quarter of 2016.

Net revenues increased 7.5% to $2.61 billion during the second quarter of 2017 as compared to $2.43 billion during the second quarter of 2016. As calculated on attached Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), our earnings before interest, taxes, depreciation & amortization (“EBITDA”) increased 3.2% to $438.3 million during the second quarter of 2017 as compared to $424.8 million during the second quarter of 2016.

For the three-month period ended June 30, 2017, our adjusted net income attributable to UHS, as calculated on the attached Supplemental Schedule, was $188.1 million, or $1.94 per diluted share, as compared to $191.1 million, or $1.94 per diluted share, during the second quarter of 2016.  As reflected on the Supplemental Schedule, included in our reported results during the second quarter of 2017, is a net aggregate unfavorable after-tax impact of $2.7 million, or $.03 per diluted share, consisting of: (i) a favorable after-tax impact of $1.4 million, or $.01 per diluted share, resulting from our January 1, 2017 adoption of ASU 2016-09, “Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting” (“ASU 2016-09”), as discussed below, offset by; (ii) an unfavorable after tax impact of $4.0 million, or $.04 per diluted share, related to the depreciation and amortization expense recorded in connection with the implementation of electronic health records (“EHR”) applications at our acute care hospitals.  Included in our reported results during the second quarter of 2016 is an unfavorable after tax impact of $5.5 million, or $.05 per diluted share, related to the depreciation and amortization expense recorded in connection with the implementation of EHR applications at our acute care hospitals.

Consolidated Results of Operations, As Reported and As Adjusted  – Six-month periods ended June 30, 2017 and 2016:

Reported net income attributable to UHS was $391.4 million, or $4.03 per diluted share, during the first six months of 2017 as compared to $376.3 million, or $3.81 per diluted share, during the comparable period of 2016.

Net revenues increased 7.1% to $5.23 billion during the first six months of 2017 as compared to $4.88 billion during the first six months of 2016. As calculated on attached Supplemental Schedule, our

EBITDA increased 4.5% to $898.6 million during the six-month period ended June 30, 2017 as compared to $860.2 million during the comparable six-month period of 2016.

For the six-month period ended June 30, 2017, our adjusted net income attributable to UHS, as calculated on the attached Supplemental Schedule, was $392.4 million, or $4.04 per diluted share, as compared to $387.0 million, or $3.92 per diluted share, during the first six months of 2016.  As reflected on the Supplemental Schedule, included in our reported results during the six-month period ended June 30, 2017, is a net aggregate unfavorable after-tax impact of $1.0 million, or $.01 per diluted share, consisting of: (i) a favorable after-tax impact of $8.1 million, or $.08 per diluted share, resulting from our January 1, 2017 adoption of ASU 2016-09, offset by; (ii) an unfavorable after tax impact of $9.1 million, or $.09 per diluted share, related to the depreciation and amortization expense recorded in connection with the implementation of EHR applications at our acute care hospitals.  Included in our reported results during the six-month period ended June 30, 2016 is an unfavorable after tax impact of $10.7 million, or $.11 per diluted share, related to the depreciation and amortization expense recorded in connection with the implementation of EHR applications at our acute care hospitals.

Acute Care Services – Three and six-month periods ended June 30, 2017 and 2016:

During the second quarter of 2017, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) increased 6.0% and adjusted patient days increased 2.7%, as compared to the second quarter of 2016. Net revenues from our acute care services increased 5.1% during the second quarter of 2017 as compared to the comparable quarter of the prior year. At these facilities, net revenue per adjusted admission remained unchanged while net revenue per adjusted patient day increased 3.2% during the second quarter of 2017 as compared to the comparable quarter of 2016.

During the six-month period ended June 30, 2017, at our acute care hospitals on a same facility basis, adjusted admissions increased 5.5% and adjusted patient days increased 2.2%, as compared to the first six months of 2016. Net revenues from our acute care services increased 4.9% during the first six months of 2017 as compared to the comparable period of the prior year. At these facilities, net revenue per adjusted admission decreased 0.2% while net revenue per adjusted patient day increased 3.1% during the first six months of 2017 as compared to the comparable six-month period of 2016.

We provide care to patients who meet certain financial or economic criteria without charge or at amounts substantially less than our established rates. Because we do not pursue collection of amounts determined to qualify as charity care, they are not reported in net revenues or in accounts receivable, net. Our acute care hospitals provided charity care and uninsured discounts, based on gross charges, amounting to approximately $485 million and $339 million during the three-month periods ended June 30, 2017 and 2016, respectively, and $901 million and $684 million during the six-month periods ended June 30, 2017 and 2016, respectively. The provision for doubtful accounts at our acute care hospitals amounted to approximately $187 million and $179 million during the three-month periods ended June 30, 2017 and 2016, respectively, and $368 million and $319 million during the six-month periods ended June 30, 2017 and 2016, respectively.

Behavioral Health Care Services – Three and six-month periods ended June 30, 2017 and 2016:

During the second quarter of 2017, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 3.7% while adjusted patient days increased 1.4% as compared to the second quarter of 2016. At these facilities, net revenue per adjusted admission decreased 1.4% while net revenue per adjusted patient day increased 0.9% during the second quarter of 2017 as compared to the comparable quarter in 2016. On a same facility basis, our behavioral health care services’ net revenues increased 2.2% during the second quarter of 2017 as compared to the second quarter of 2016.

During the six-month period ended June 30, 2017, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 3.1% while adjusted patient days increased 0.8% as compared to the first six months of 2016. At these facilities, net revenue per adjusted admission decreased 1.2% while net revenue per adjusted patient day increased 1.0% during the first six months of 2017 as compared to the comparable six-month period of 2016. On a same facility basis, our behavioral health care services’ net revenues increased 1.8% during the first six months of 2017 as compared to the comparable period of 2016.

Net Cash Provided by Operating Activities and Share Repurchase Program:

For the six months ended June 30, 2017, our net cash provided by operating activities decreased to $534 million from $836 million generated during the comparable six-month period of 2016.  The $302 million decrease was caused primarily by a $217 million unfavorable change in other working capital accounts resulting primarily from changes in accrued compensation and accounts payable due to timing of disbursements, and a $92 million unfavorable change in cash flows from foreign currency forward exchange contracts related to our investments in the U.K.

In February of 2016, our Board of Directors authorized a $400 million increase to our stock repurchase program, which increased the aggregate authorization to $800 million from the previous $400 million authorization approved during the third quarter of 2014.  Pursuant to this program, we may purchase shares of our Class B Common Stock, from time to time as conditions allow, on the open market or in negotiated private transactions.

In conjunction with this program, during the second quarter of 2017, we have repurchased 983,900 shares at an aggregate cost of $115.9 million (approximately $118 per share).  During the first six months of 2017, we have repurchased approximately 1.1 million shares at an aggregate cost of approximately $127.1 million (approximately $117 per share). Since inception of the program through June 30, 2017, we have repurchased approximately 5.47 million shares at an aggregate cost of approximately $641.2 million (approximately $117 per share).

Revision of 2017 Full Year Earnings Guidance Range:

Based upon the operating trends and financial results experienced during the first six months of 2017, we are revising our estimated range of adjusted net income attributable to UHS for the year ended December 31, 2017 to $7.50 to $8.00 per diluted share from the previously provided range of $7.70 to $8.20 per diluted share.  This revised guidance range decreases both the lower and upper end of the previously provided range by approximately 2.5%.

This revised guidance excludes the expected EHR unfavorable impact of $.15 per diluted share for the year, as well as the impact on our provision for income taxes and net income attributable to UHS resulting from of our January 1, 2017 adoption of ASU 2016-09, which as discussed below, we are unable to estimate at this time. This guidance range also excludes the impact of future items, if applicable, that are nonrecurring or non-operational in nature including items such as, but not limited to, gains/losses on sales of assets and businesses, costs related to extinguishment of debt, reserves for settlements, legal judgments and lawsuits, impairments of long-lived assets, impact of share repurchases and other material amounts that may be reflected in our financial statements that relate to prior periods.

It is also subject to certain conditions including those as set forth below in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures.

Adoption of ASU 2016-09:

Effective January 1, 2017, we adopted ASU 2016-09, “Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting”, which amends the accounting for employee share-based payment transactions to require recognition of the tax effects resulting from the settlement of stock-based awards as income tax expense or benefit in the income statement in the reporting period in which they occur.  In connection with the adoption of ASU 2016-09, during the three and six-month periods ended June 30, 2017, we recorded reductions to our provision for income taxes of $1.4 million and $8.1 million, respectively, which resulted in a corresponding increases in our net income attributable to UHS of $1.4 million, or $.01 per diluted share, during the second quarter of 2017 and $8.1 million, or $.08 per diluted share, during the first six months of 2017.

Since the impact of ASU 2016-09 on our future financial statements is dependent upon the timing of stock option exercises, and the market price of our stock at the time of exercise, we are unable to estimate the impact this adoption will have on our future provision for income taxes and net income attributable to UHS.  This reporting change is applied prospectively, effective as of January 1, 2017, with the exception of the change in the presentation of the excess income tax benefits related to stock-based compensation in the Statement of Cash Flows, which was applied retrospectively.

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on Wednesday, July 26, 2017. The dial-in number is 1-877-648-7971.

A live broadcast of the conference call will be available on our website at www.uhsinc.com.  A replay of the call will be available following the conclusion of the live call and will be available for one full year.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Services, Inc. (“UHS”) is one of the nation’s largest hospital companies operating through its subsidiaries acute care hospitals, behavioral health facilities and ambulatory centers located throughout the United States, the United Kingdom, Puerto Rico and the U.S. Virgin Islands.  It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT).  For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations.  Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2016 and in Item 2-Forward-Looking Statements and Risk Factors in our Form 10-Q for the quarterly period ended March 31, 2017), may cause the results to differ materially from those anticipated in the forward-looking statements.  Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially.  Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof.  We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share, EBITDA and adjusted EBITDA, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of material items that are nonrecurring or non-operational in nature including, but not limited to, costs/benefits related to the impact on our provision for income taxes and net income attributable to UHS resulting from our January 1, 2017 adoption of ASU 2016-09, the implementation of EHR applications at our acute care hospitals, extinguishment of debt, gains/losses on sales of assets and businesses, reserves for settlements, legal judgments and lawsuits, impairments of long-lived assets, and other items and other material amounts that may be reflected in the current or prior year financial statements that relate to prior periods.

To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2016 and our Report on Form 10-Q for the quarterly period ended March 31, 2017. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Six months
	ended June 30,		ended June 30,
	2017	2016	2017	2016
Net revenues before provision for doubtful accounts	$2,827,709	$2,638,848	$5,653,181	$5,258,441
Less: Provision for doubtful accounts	215,353	207,993	427,967	377,788
Net revenues	2,612,356	2,430,855	5,225,214	4,880,653

Operating charges:
Salaries, wages and benefits	1,236,294	1,130,933	2,474,258	2,279,072
Other operating expenses	632,193	585,995	1,239,553	1,147,579
Supplies expense	274,539	254,422	552,153	509,672
Depreciation and amortization	113,112	101,411	223,910	205,460
Lease and rental expense	26,027	24,806	51,216	49,258
	2,282,165	2,097,567	4,541,090	4,191,041
Income from operations	330,191	333,288	684,124	689,612
Interest expense, net	35,920	30,442	71,427	60,042
Income before income taxes	294,271	302,846	612,697	629,570
Provision for income taxes	103,883	107,397	211,782	218,402
Net income	190,388	195,449	400,915	411,168
Less: Net income attributable to noncontrolling interests	4,994	9,872	9,466	34,832
Net income attributable to UHS	$185,394	$185,577	$391,449	$376,336

Basic earnings per share attributable to UHS (a)	$1.93	$1.91	$4.06	$3.86

Diluted earnings per share attributable to UHS (a)	$1.91	$1.89	$4.03	$3.81

Universal Health Services, Inc.
Footnotes to Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Six months
	ended June 30,		ended June 30,
	2017	2016	2017	2016
(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$185,394	$185,577	$391,449	$376,336
Less: Net income attributable to unvested restricted share grants	(82)	(84)	(176)	(173)
Net income attributable to UHS - basic and diluted	$185,312	$185,493	$391,273	$376,163

Weighted average number of common shares - basic	96,247	97,109	96,416	97,358

Basic earnings per share attributable to UHS:	$1.93	$1.91	$4.06	$3.86

Weighted average number of common shares	96,247	97,109	96,416	97,358
Add: Other share equivalents	795	1,280	791	1,284
Weighted average number of common shares and equiv. - diluted	97,042	98,389	97,207	98,642

Diluted earnings per share attributable to UHS:	$1.91	$1.89	$4.03	$3.81

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the three months ended June 30, 2017 and 2016
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA")

	Three months ended	% Net	Three months ended	% Net
	June 30, 2017	revenues	June 30, 2016	revenues
Net income attributable to UHS	$185,394		$185,577
Depreciation and amortization	113,112		101,411
Interest expense, net	35,920		30,442
Provision for income taxes	103,883		107,397
Unadjusted EBITDA	$438,309	16.8%	$424,827	17.5%
EHR-related net income attributable to noncontrolling interests, pre-tax	29		(455)
Adjusted EBITDA	$438,338	16.8%	$424,372	17.5%

Net revenues	$2,612,356		$2,430,855

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended		Three months ended
	June 30, 2017		June 30, 2016
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$185,394	$1.91	$185,577	$1.89
Plus/minus after-tax adjustments:
Impact of ASU 2016-09	(1,382)	(0.01)	-	-
After-tax impact of EHR-related items	4,038	0.04	5,477	0.05
Subtotal	$2,656	$0.03	$5,477	$0.05
Adjusted net income attributable to UHS	$188,050	$1.94	$191,054	$1.94

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the six months ended June 30, 2017 and 2016
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA")

	Six months ended	% Net	Six months ended	% Net
	June 30, 2017	revenues	June 30, 2016	revenues
Net income attributable to UHS	$391,449		$376,336
Depreciation and amortization	223,910		205,460
Interest expense, net	71,427		60,042
Provision for income taxes	211,782		218,402
Unadjusted EBITDA	$898,568	17.2%	$860,240	17.6%
EHR-related net income attributable to noncontrolling interests, pre-tax	(173)		(1,417)
Adjusted EBITDA	$898,395	17.2%	$858,823	17.6%

Net revenues	$5,225,214		$4,880,653

Calculation of Adjusted Net Income Attributable to UHS

	Six months ended		Six months ended
	June 30, 2017		June 30, 2016
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$391,449	$4.03	$376,336	$3.81
Plus/minus after-tax adjustments:
Impact of ASU 2016-09	(8,132)	(0.08)	-	-
After-tax impact of EHR-related items	9,111	0.09	10,711	0.11
Subtotal	$979	$0.01	$10,711	$0.11
Adjusted net income attributable to UHS	$392,428	$4.04	$387,047	$3.92

Universal Health Services, Inc.
Consolidated Statements of Comprehensive Income
(in thousands)
(unaudited)

	Three months		Six months
	ended June 30,		ended June 30,
	2017	2016	2017	2016
Net income	$190,388	$195,449	$400,915	$411,168
Other comprehensive income (loss):
Unrealized derivative gains (losses) on cash flow hedges	(129)	(3,769)	2,937	(18,068)
Amortization of terminated hedge	0	(83)	0	(167)
Unrealized gain (loss) on marketable security	3,066	(621)	4,160	(621)
Foreign currency translation adjustment	1,713	(4,163)	8,949	1,823
Other comprehensive income (loss) before tax	4,650	(8,636)	16,046	(17,033)
Income tax expense (benefit) related to items of other comprehensive income	1,095	(1,667)	2,646	(7,027)
Total other comprehensive income (loss), net of tax	3,555	(6,969)	13,400	(10,006)

Comprehensive income	193,943	188,480	414,315	401,162
Less: Comprehensive income attributable to noncontrolling interests	4,994	9,872	9,466	34,832
Comprehensive income attributable to UHS	$188,949	$178,608	$404,849	$366,330

Universal Health Services, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$66,446	$33,747
Accounts receivable, net	1,456,999	1,439,553
Supplies	130,698	125,365
Other current assets	109,017	82,706
Total current assets	1,763,160	1,681,371
Property and equipment	7,604,631	7,314,437
Less: accumulated depreciation	(3,162,756)	(2,983,481)
	4,441,875	4,330,956
Other assets:
Goodwill	3,803,386	3,784,106
Deferred charges	11,720	13,520
Deferred income taxes	1,301	1,234
Other	531,045	506,615
Total Assets	$10,552,487	$10,317,802

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt	$126,109	$105,895
Accounts payable and accrued liabilities	1,182,396	1,209,329
Federal and state taxes	13,724	2,149
Total current liabilities	1,322,229	1,317,373

Other noncurrent liabilities	282,732	275,167
Long-term debt	3,988,912	4,030,230
Deferred income taxes	73,813	88,119

Redeemable noncontrolling interest	6,974	9,319

UHS common stockholders' equity	4,812,854	4,533,220
Noncontrolling interest	64,973	64,374
Total equity	4,877,827	4,597,594

Total Liabilities and Stockholders' Equity	$10,552,487	$10,317,802

Universal Health Services, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Six months
	ended June 30,
	2017	2016
Cash Flows from Operating Activities:
Net income	$400,915	$411,168
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	223,910	205,460
Stock-based compensation expense	29,053	24,693
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	941	(45,729)
Accrued interest	211	9,158
Accrued and deferred income taxes	(5,529)	17,997
Other working capital accounts	(93,715)	123,315
Other assets and deferred charges	(19,927)	(8,149)
Other	(23,411)	52,050
Excess income tax benefits related to stock-based compensation	0	35,247
Accrued insurance expense, net of commercial premiums paid	58,903	44,231
Payments made in settlement of self-insurance claims	(37,759)	(33,012)
Net cash provided by operating activities	533,592	836,429
Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(262,452)	(247,715)
Acquisition of property and businesses	(19,610)	(27,525)
Increase in capital reserves of commercial insurance subsidiary	(3,000)	0
Costs incurred for purchase and implementation of information technology application	(19,448)	0
Net cash used in investing activities	(304,510)	(275,240)
Cash Flows from Financing Activities:
Reduction of long-term debt	(45,675)	(843,351)
Additional borrowings	21,600	1,022,239
Acquisition of noncontrolling interests in majority owned businesses	0	(418,000)
Financing costs	0	(10,734)
Repurchase of common shares	(147,463)	(239,139)
Dividends paid	(19,280)	(19,484)
Issuance of common stock	4,927	4,362
Profit distributions to noncontrolling interests	(11,430)	(59,615)
Net cash used in financing activities	(197,321)	(563,722)
Effect of exchange rate changes on cash and cash equivalents	938	(2,422)
Increase (decrease) in cash and cash equivalents	32,699	(4,955)
Cash and cash equivalents, beginning of period	33,747	61,228
Cash and cash equivalents, end of period	$66,446	$56,273
Supplemental Disclosures of Cash Flow Information:
Interest paid	$66,765	$53,558
Income taxes paid, net of refunds	$216,214	$165,947
Noncash purchases of property and equipment	$63,089	$42,747

Universal Health Services, Inc.
Supplemental Statistical Information
(unaudited)

	% Change	% Change
Same Facility:	Quarter ended	6 months ended
	6/30/2017	6/30/2017
Acute Care Services
Revenues	5.1%	4.9%
Adjusted Admissions	6.0%	5.5%
Adjusted Patient Days	2.7%	2.2%
Revenue Per Adjusted Admission	0.0%	-0.2%
Revenue Per Adjusted Patient Day	3.2%	3.1%

Behavioral Health Care Services
Revenues	2.2%	1.8%
Adjusted Admissions	3.7%	3.1%
Adjusted Patient Days	1.4%	0.8%
Revenue Per Adjusted Admission	-1.4%	-1.2%
Revenue Per Adjusted Patient Day	0.9%	1.0%

UHS Consolidated	Second quarter ended		Six months ended
	6/30/2017	6/30/2016	6/30/2017	6/30/2016
Revenues	$2,612,356	$2,430,855	$5,225,214	$4,880,653
EBITDA (1)	$438,309	$424,827	$898,568	$860,240
EBITDA Margin (1)	16.8%	17.5%	17.2%	17.6%

Cash Flow From Operations	$50,584	$361,200	$533,592	$836,429
Days Sales Outstanding	51	50	50	50
Capital Expenditures	$118,114	$120,501	$262,452	$247,715

Debt			$4,115,021	$3,594,177
UHS' Shareholders Equity			$4,812,854	$4,302,978
Debt / Total Capitalization			46.1%	45.5%
Debt / EBITDA (2)			2.43	2.21
Debt / Cash From Operations (2)			3.99	2.67

(1) Net of Minority Interest
(2) Latest 4 quarters

Universal Health Services, Inc.
Acute Care Hospital Services
For the three and six months ended
June 30, 2017 and 2016
(in thousands)

Same Facility Basis - Acute Care Hospital Services

	Three months ended		Three months ended		Six months ended		Six months ended
	June 30, 2017		June 30, 2016		June 30, 2017		June 30, 2016
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues before provision for doubtful accounts	$1,472,401		$1,409,777		$2,978,717		$2,821,963
Less: Provision for doubtful accounts	178,447		178,918		351,845		318,673
Net revenues	1,293,954	100.0%	1,230,859	100.0%	2,626,872	100.0%	2,503,290	100.0%
Operating charges:
Salaries, wages and benefits	534,475	41.3%	507,371	41.2%	1,072,630	40.8%	1,019,331	40.7%
Other operating expenses	308,211	23.8%	301,796	24.5%	617,213	23.5%	586,886	23.4%
Supplies expense	218,899	16.9%	203,517	16.5%	441,868	16.8%	410,285	16.4%
Depreciation and amortization	62,716	4.8%	56,294	4.6%	122,705	4.7%	115,603	4.6%
Lease and rental expense	14,263	1.1%	13,875	1.1%	27,474	1.0%	26,917	1.1%
Subtotal-operating expenses	1,138,564	88.0%	1,082,853	88.0%	2,281,890	86.9%	2,159,022	86.2%
Income from operations	155,390	12.0%	148,006	12.0%	344,982	13.1%	344,268	13.8%
Interest expense, net	690	0.1%	822	0.1%	1,434	0.1%	1,643	0.1%
Income before income taxes	$154,700	12.0%	$147,184	12.0%	$343,548	13.1%	$342,625	13.7%

All Acute Care Hospital Services

	Three months ended		Three months ended		Six months ended		Six months ended
	June 30, 2017		June 30, 2016		June 30, 2017		June 30, 2016
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues before provision for doubtful accounts	$1,553,826		$1,432,246		$3,124,356		$2,859,148
Less: Provision for doubtful accounts	187,369		178,918		368,352		318,673
Net revenues	1,366,457	100.0%	1,253,328	100.0%	2,756,004	100.0%	2,540,475	100.0%
Operating charges:
Salaries, wages and benefits	551,735	40.4%	507,745	40.5%	1,106,695	40.2%	1,019,767	40.1%
Other operating expenses	343,669	25.2%	324,496	25.9%	675,968	24.5%	624,457	24.6%
Supplies expense	224,924	16.5%	203,520	16.2%	453,409	16.5%	410,288	16.2%
Depreciation and amortization	73,017	5.3%	65,482	5.2%	144,355	5.2%	134,097	5.3%
Lease and rental expense	14,545	1.1%	13,891	1.1%	28,461	1.0%	26,933	1.1%
Subtotal-operating expenses	1,207,890	88.4%	1,115,134	89.0%	2,408,888	87.4%	2,215,542	87.2%
Income from operations	158,567	11.6%	138,194	11.0%	347,116	12.6%	324,933	12.8%
Interest expense, net	690	0.1%	822	0.1%	1,435	0.1%	1,643	0.1%
Income before income taxes	$157,877	11.6%	$137,372	11.0%	$345,681	12.5%	$323,290	12.7%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable) the impact of the EHR applications, the effect of items that are non-operational in nature including items such as, but not limited to, gains on sales of assets and businesses, impacts of settlements, legal judgments and lawsuits and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Acute Care Hospital Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented in the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2016 and our Form 10-Q for the quarterly period ended March 31, 2017.

The All Acute Care Hospital Services table summarizes the results of operations for all our acute care operations during the three and six-month periods ended June 30, 2017 and 2016. These amounts include: (i) our acute care results on a same facility basis, as indicated above; (ii) the impact of the implementation of EHR applications at our acute care hospitals; (iii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iv) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.
Behavioral Health Services
For the three and six months ended
June 30, 2017 and 2016
(in thousands)

Same Facility - Behavioral Health

	Three months ended		Three months ended		Six months ended		Six months ended
	June 30, 2017		June 30, 2016		June 30, 2017		June 30, 2016
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues before provision for doubtful accounts	$1,209,123		$1,184,696		$2,390,357		$2,349,621
Less: Provision for doubtful accounts	28,047		29,109		58,662		58,897
Net revenues	1,181,076	100.0%	1,155,587	100.0%	2,331,695	100.0%	2,290,724	100.0%
Operating charges:
Salaries, wages and benefits	590,987	50.0%	564,335	48.8%	1,174,551	50.4%	1,125,008	49.1%
Other operating expenses	233,260	19.7%	222,502	19.3%	458,255	19.7%	436,619	19.1%
Supplies expense	48,896	4.1%	48,524	4.2%	96,657	4.1%	96,623	4.2%
Depreciation and amortization	33,633	2.8%	33,006	2.9%	66,632	2.9%	65,749	2.9%
Lease and rental expense	10,920	0.9%	10,746	0.9%	21,497	0.9%	21,815	1.0%
Subtotal-operating expenses	917,696	77.7%	879,113	76.1%	1,817,592	78.0%	1,745,814	76.2%
Income from operations	263,380	22.3%	276,474	23.9%	514,103	22.0%	544,910	23.8%
Interest expense, net	439	0.0%	438	0.0%	1,162	0.0%	882	0.0%
Income before income taxes	$262,941	22.3%	$276,036	23.9%	$512,941	22.0%	$544,028	23.7%

All Behavioral Health Care Services

	Three months ended		Three months ended		Six months ended		Six months ended
	June 30, 2017		June 30, 2016		June 30, 2017		June 30, 2016
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues before provision for doubtful accounts	$1,270,547		$1,203,826		$2,520,295		$2,394,916
Less: Provision for doubtful accounts	27,986		29,071		59,612		59,115
Net revenues	1,242,561	100.0%	1,174,755	100.0%	2,460,683	100.0%	2,335,801	100.0%
Operating charges:
Salaries, wages and benefits	622,829	50.1%	567,280	48.3%	1,236,678	50.3%	1,132,152	48.5%
Other operating expenses	268,241	21.6%	240,714	20.5%	522,719	21.2%	477,729	20.5%
Supplies expense	49,984	4.0%	48,664	4.1%	99,020	4.0%	97,000	4.2%
Depreciation and amortization	37,564	3.0%	33,887	2.9%	74,509	3.0%	67,419	2.9%
Lease and rental expense	11,358	0.9%	10,856	0.9%	22,518	0.9%	22,118	0.9%
Subtotal-operating expenses	989,976	79.7%	901,401	76.7%	1,955,444	79.5%	1,796,418	76.9%
Income from operations	252,585	20.3%	273,354	23.3%	505,239	20.5%	539,383	23.1%
Interest expense, net	439	0.0%	438	0.0%	1,162	0.0%	882	0.0%
Income before income taxes	$252,146	20.3%	$272,916	23.2%	$504,077	20.5%	$538,501	23.1%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of items that are non-operational in nature including items such as, but not limited to, gains on sales of assets and businesses, impacts of settlements, legal judgments and lawsuits and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Behavioral Health Care Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented in the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2016 and our Form 10-Q for the quarterly period ended March 31, 2017.

The All Behavioral Health Care Services table summarizes the results of operations for all our behavioral health care facilities during the three and six-month periods ended June 30, 2017 and 2016. These amounts include: (i) our behavioral health results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.
Selected Hospital Statistics
For the three months ended
June 30, 2017 and 2016

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	06/30/17	06/30/16	% change	06/30/17	06/30/16	% change

Hospitals owned and leased	26	24	8.3%	294	213	38.0%
Average licensed beds	6,120	5,854	4.5%	23,133	21,824	6.0%
Patient days	324,249	306,907	5.7%	1,625,692	1,511,204	7.6%
Average daily census	3,563.2	3,372.6	5.7%	17,864.7	16,606.6	7.6%
Occupancy-licensed beds	58.2%	57.6%	1.1%	77.2%	76.1%	1.5%
Admissions	73,552	66,824	10.1%	119,142	114,873	3.7%
Length of stay	4.4	4.6	-4.0%	13.6	13.2	3.7%

Inpatient revenue	$5,430,997	$4,682,682	16.0%	$2,249,135	$1,995,992	12.7%
Outpatient revenue	3,286,930	2,838,852	15.8%	257,312	229,243	12.2%
Total patient revenue	8,717,927	7,521,534	15.9%	2,506,447	2,225,235	12.6%
Other revenue	118,177	118,988	-0.7%	52,883	53,053	-0.3%
Gross hospital revenue	8,836,104	7,640,522	15.6%	2,559,330	2,278,288	12.3%

Total deductions	7,282,278	6,208,276	17.3%	1,288,783	1,074,462	19.9%

Net hospital revenue before provision for doubtful accounts	1,553,826	1,432,246	8.5%	1,270,547	1,203,826	5.5%

Provision for doubtful accounts	187,369	178,918	4.7%	27,986	29,071	-3.7%

Net hospital revenue	$1,366,457	$1,253,328	9.0%	$1,242,561	$1,174,755	5.8%

SAME FACILITY:
	ACUTE (1)			BEHAVIORAL HEALTH (2)
	06/30/17	06/30/16	% change	06/30/17	06/30/16	% change

Hospitals owned and leased	24	24	0.0%	212	212	0.0%
Average licensed beds	5,965	5,854	1.9%	21,922	21,713	1.0%
Patient days	318,555	306,907	3.8%	1,526,725	1,505,750	1.4%
Average daily census	3,500.6	3,372.6	3.8%	16,777.2	16,546.7	1.4%
Occupancy-licensed beds	58.7%	57.6%	1.9%	76.5%	76.2%	0.4%
Admissions	71,557	66,824	7.1%	118,887	114,627	3.7%
Length of stay	4.5	4.6	-3.1%	12.8	13.1	-2.2%

(1) Henderson Hospital and Desert View Hospital are excluded in current year.
(2) CAMBIAN facilities are excluded in current year.

Universal Health Services, Inc.
Selected Hospital Statistics
For the six months ended
June 30, 2017 and 2016

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	06/30/17	06/30/16	% change	06/30/17	06/30/16	% change

Hospitals owned and leased	26	24	8.3%	294	213	38.0%
Average licensed beds	6,114	5,854	4.4%	23,094	21,788	6.0%
Patient days	657,249	632,141	4.0%	3,218,146	3,011,909	6.8%
Average daily census	3,631.2	3,473.3	4.5%	17,779.8	16,549.0	7.4%
Occupancy-licensed beds	59.4%	59.3%	0.2%	77.0%	76.0%	1.3%
Admissions	147,903	136,498	8.4%	237,472	230,294	3.1%
Length of stay	4.4	4.6	-4.0%	13.6	13.1	3.6%

Inpatient revenue	$11,028,847	$9,648,219	14.3%	$4,432,137	$3,955,562	12.0%
Outpatient revenue	6,581,107	5,606,181	17.4%	503,772	450,886	11.7%
Total patient revenue	17,609,954	15,254,400	15.4%	4,935,909	4,406,448	12.0%
Other revenue	239,442	230,545	3.9%	104,359	103,591	0.7%
Gross hospital revenue	17,849,396	15,484,945	15.3%	5,040,268	4,510,039	11.8%

Total deductions	14,725,040	12,625,797	16.6%	2,519,973	2,115,123	19.1%

Net hospital revenue before provision for doubtful accounts	3,124,356	2,859,148	9.3%	2,520,295	2,394,916	5.2%

Provision for doubtful accounts	368,352	318,673	15.6%	59,612	59,115	0.8%

Net hospital revenue	$2,756,004	$2,540,475	8.5%	$2,460,683	$2,335,801	5.3%

SAME FACILITY:
	ACUTE (1)			BEHAVIORAL HEALTH (2)
	06/30/17	06/30/16	% change	06/30/17	06/30/16	% change

Hospitals owned and leased	24	24	0.0%	212	212	0.0%
Average licensed beds	5,959	5,854	1.8%	21,840	21,601	1.1%
Patient days	646,514	632,141	2.3%	3,020,202	2,995,902	0.8%
Average daily census	3,571.9	3,473.3	2.8%	16,686.2	16,461.0	1.4%
Occupancy-licensed beds	59.9%	59.3%	1.0%	76.4%	76.2%	0.3%
Admissions	144,209	136,498	5.6%	236,842	229,762	3.1%
Length of stay	4.5	4.6	-3.2%	12.8	13.0	-2.2%

(1) Henderson Hospital and Desert View Hospital are excluded in current year.
(2) CAMBIAN facilities are excluded in current year.